UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2017

West Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35846	47-0777362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska 68154

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 963-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of West Corporation, a Delaware corporation (“West” or the “Company”), was held on July 26, 2017 via webcast at www.virtualshareholdermeeting.com/WSTC2017SM (the “Special Meeting”). A total of 72,978,614 shares of the Company’s common stock, out of a total of 85,154,029 shares of common stock issued and outstanding and entitled to vote as of June 26, 2017 (the “Record Date”), were present in person or represented by proxy at the Special Meeting, and, therefore, a quorum was present. A summary of the voting results for the following proposals, each of which is described in detail in the Company’s proxy statement dated June 27, 2017 and first mailed to the Company’s stockholders on or about June 30, 2017, is set forth below:

Approval of the Merger Agreement

As previously reported, on May 9, 2017, West entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mount Olympus Holdings, Inc., a Delaware corporation (“Parent”), and Olympus Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), providing for, subject to the satisfaction or waiver of specified conditions, the acquisition of West by Parent at a price of $23.50 per share in cash. Subject to the terms and conditions of the Merger Agreement, Sub will be merged into West, with West surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to adopt the Merger Agreement. Approximately 86% of the outstanding shares of the Company voted in favor of the proposal. Approximately 99.8% of the shares present in person or represented by proxy at the Special Meeting were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
72,815,075	45,517	118,022	—

Advisory Vote on Named Executive Officer Merger-Related Compensation

At the Special Meeting, the Company’s stockholders voted upon and approved a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger. Approximately 97% of the shares present in person or represented by proxy at the Special Meeting were voted in favor of the proposal. The votes on this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
71,014,566	1,738,286	225,772	—

Adjournment of the Special Meeting

Because stockholders holding at least a majority of the shares of the Company’s common stock outstanding and entitled to vote at the close of business on the Record Date approved the proposal to adopt the Merger Agreement, the vote was not called on the proposal to adjourn the Special Meeting to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there had been insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Corporation

July 27, 2017	By:	/s/ Jan D. Madsen
	Name:	Jan D. Madsen
	Title:	Chief Financial Officer